UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 12, 2002

                           Commission File No. 0-10927

                          CUMBERLAND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Florida                                                59-3094503
----------------------------------------------         -------------------------
(State or other jurisdiction of incorporation)         (I.R.S. Employer
                                                        Identification No.)

4311 West Waters Avenue, Suite 501
Tampa, Florida                                         33614
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(Address of Principal Executive Office)                (Zip code)

                                 (813) 885-2112
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS
------   ------------

     On September 4, 2002, Cumberland Technologies, Inc., was notified by the NASDAQ Stock Market, Inc. that its common stock had not maintained a minimum market value of publicly held shares of $1,000,000 over the previous 30 consecutive trading days, and, as a result did not comply with Marketplace Rule 4310(c)(7) (the "Rule"). Accordingly, its common stock will be delisted from the NASDAQ SmallCap Market at the opening of business on September 13, 2002. A public announcement through the news media on September 11, 2002, disclosed receipt of the NASDAQ notice and that the common stock of Cumberland was subject to delisting form the NASDAQ SmallCap Market. Cumberland incorporates herein its press release dated September 11, 2002, filed herewith as Exhibit 99.1.

     Forward-looking statements in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately estimate its liability reserves for its insurance business; competitive pricing pressures; general business and economic conditions; and changes in governmental regulations affecting its insurance business, and the risk that the Company's shares will not be listed on OTC Bulletin Board.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------   ---------------------------------

          (a)  Financial Statements

               Not  applicable

          (b)  Pro Forma Financial Information

               Not  applicable

          (c)  Exhibits

               99.1 Press Release dated September 11, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CUMBERLAND TECHNOLOGIES, INC.


Date:  September 12, 2002           By:  /s/ Carol S. Black
                                    --------------------------------------------
                                    Carol S. Black
                                    Secretary and Chief Financial Officer
                                    (Principal Accounting and Financial Officer)